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                                                                   Exhibit 10.15


BT COMMERCIAL CORPORATION                     MEESPIERSON N.V., New York Agency
14 Wall Street, 3rd Floor                     445 Park Avenue
New York, New York 10005                      New York, New York  10022

                             BANKERS TRUST COMPANY
                            One Bankers Trust Plaza
                                130 Liberty Stree
                            New York, New York 10006



                                                                    May 25, 1995


Indian Oil Company
South Seventh Street
Lawrenceville, Illinois  62439

Attention:  Mr. William S. Sudhaus

     BT Commercial Corporation ("BTCC") and MeesPierson N.V., New York Agency ("MP") are pleased to offer to make available to Indian Oil Company, an Illinois corporation, a discretionary line of credit (the "Facility") on the following terms and subject to the following conditions.

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
Borrower:               Indian Oil Company ("Borrower"), an Illinois corporation.

Lenders:                BTCC and MP (the "Line of Credit Lenders" or the
                        "Lenders"). The Line of Credit Lenders pro rata shares of all loans and letters of credit shall be 50% each.

Issuing Lender:         Bankers Trust Company ("BTCo"  or the "Issuing Lender").

Administrative Agent
and Collateral Agent:   BTCC (the "Administrative Agent" and the "Collateral
                        Agent," collectively the "Agent" and, together with the Line of Credit Lenders and the Issuing Lender, the "Lender
                        Parties").

Amount:                 Up to $30 million (the "Total Facility") in revolving loans
                        ("Loans") and standby letters of credit ("Letters of Credit"
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                        and, together with the Loans, "Extensions of Credit"); to be borrowed/issued, at the request of Borrower, BUT ONLY
                        IF EACH LINE OF CREDIT LENDER, IN ITS SOLE DISCRETION, SO
                        AGREES, from time to time prior to the Scheduled Termination
                        Date or such earlier date as of which either Line of Credit
                        Lender notifies Borrower that the Facility has been terminated by such Lender, for the purposes set forth below.

                        For purposes hereof, Scheduled Termination Date  shall
                        mean the earlier of (x) the occurrence of the termination of the agreement referred to in item 5 of Annex 2 (giving effect to any extension thereof) in accordance with its terms and
                        (y) August 31, 1995.

Extensions
of Credit:              Extensions of Credit shall be made in accordance with
                        Annex 1 hereto.

Borrowing
Restrictions:           In furtherance, but not in limitation of the other provisions contained herein, no Loan may be borrowed hereunder if (a)
                        the aggregate principal amount of the Loan so requested to be borrowed together with all other outstanding requests for
                        Loans and all other Loans then outstanding hereunder
                        would exceed (b) $25 million minus the Cumulative Step-
                        down Amount  (the "Loan Sublimit").  In furtherance, but
                        not in limitation of the other provisions contained herein, no
                        Extension of Credit shall be made hereunder if (a) the
                        aggregate principal amount of the Loan so requested to be
                        borrowed or the stated amount of the Letter of Credit so
                        requested to be issued, together with all other outstanding requests for Loans and Letters of Credit and all other
                        outstanding Loans, the undrawn stated amount of any
                        outstanding Letters of Credit and any unreimbursed
                        drawings under any Letter of Credit hereunder, would
                        exceed (b) the lesser of the Total Facility and the Borrowing
                        Base then in effect; provided that to the extent the proceeds of a Loan are to be used to pay the purchase price of


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                        Eligible Contingent Inventory to the seller thereof at the time title thereto transfers to Borrower, so long as (i) the
                        Notice of Borrowing applicable to such Loan identifies the specific Letter of Credit supporting such Eligible Contingent
                        Inventory and (ii) the proceeds of such Loan are paid
                        directly by the Administrative Agent to such seller (as
                        specifically authorized by such Notice of Borrowing) and
                        (iii) after such payment, the beneficiary of such letter of credit will no longer be able to draw thereunder, the Letter of Credit Usage shall be concurrently reduced on a dollar-
                        for-dollar basis with the making of such Loan, with the
                        result being that such reduced Letter of Credit Usage and
                        such Loan will not be treated as outstanding at the same
                        time for purposes of this Letter Agreement and Annex 1
                        hereto.

                        For purposes hereof, "stated amount," in respect of any Letter of Credit, means, at any date of determination, the face amount of such Letter of Credit; provided that the amount by which the original face amount of such Letter of Credit exceeded the original amount of the underlying obligation shall no longer be deemed outstanding if the Lenders are satisfied that the underlying obligation supported by such Letter of Credit has been paid (and permanently reduced) in full and that no further drawings will be made on such Letter of Credit.

                        For purposes hereof, "Borrowing Base" means, at any date
                        of determination, an amount equal to the Advance Rate for
                        the applicable item of Eligible Cash Equivalents, Eligible
                        Accounts Receivable and Eligible Inventory described
                        below, multiplied, in the case of Eligible Cash Equivalents, by the face amount thereof, in the case of Eligible Accounts
                        Receivable, by the amount thereof and, in the case of
                        Eligible Inventory, by the Market Value thereof for all such items.  Market Values and Advance Rates will be as
                        determined in the sole discretion of the Line of Credit
                        Lenders with Market Value being tied to publicly published


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                        benchmarks described in Annex A to Schedule II to the
                        form of Borrowing Base Certificate attached hereto as
                        Exhibit B and Advance Rates expected to be not in excess
                        of the following (capitalized terms used in the following list but not defined in this Letter Agreement shall have the
                        meanings assigned to them in Schedule II to Exhibit B
                        hereto):

                        (a) 100% of Eligible Cash; plus
                        (b) 100% of Eligible Cash Equivalents; plus
                        (c) 80% of Eligible Accounts Receivable supported by
                            irrevocable letters of credit; plus
                        (d) 80% of all other Eligible Accounts Receivable not
                            included in clause (e) below, to the extent covered by
                            credit insurance with an aggregate deductible and co-
                            insurance of not more than the sum of (i) 10% of each
                            Account plus (ii) $20,000 and not supported by
                            irrevocable letters of credit (subject to a maximum of
                            $5 million, after application of such 80% figure); plus
                        (e) 80% of Eligible Accounts Receivable pursuant to the
                            Louis Dreyfus Agreement to the extent covered by
                            credit insurance with an aggregate deductible co-
                            insurance of not more than the sum of (i) 10% of each
                            Account plus (ii) $20,000 and not supported by
                            irrevocable letters of credit (subject to a maximum of
                            $10 million, before giving effect to such 80% figure);
                            plus
                        (f) 50% of Eligible Hedged Intermediate Feedstocks
                            Inventory (subject to a limit to be determined by each
                            Line of Credit Lender in its sole discretion); plus
                        (g) 50% of Other Eligible Hedged Crude Inventory not
                            included in clause (h) below (subject to a limit to be
                            determined by each Line of Credit Lender in its sole
                            discretion) minus 3,000 barrels; plus
                        (h) 75% of Eligible Hedged Caroline Condensate
                            Inventory and Other Eligible Hedged Crude Inventory
                            mutually agreed upon by Borrower and the Line of
                            Credit Lenders; plus
                        (i) 80% of Eligible Hedged Refined Products Inventory;
                            plus


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                        (j) 100% of (i) the stated amount of each Letter of Credit supporting such Eligible Contingent Inventory, which
                            letters of credit are described in clause (c) of the
                            definition of  Eligible Contingent Inventory  or (ii) the
                            amount of cash prepaid (up to $1 million in the
                            aggregate) in respect of such Eligible Contingent
                            Inventory; plus
                        (k) 80% of Eligible Hedged Inventory In-Transit that is
                            not Eligible Hedged Caroline Condensate Inventory;
                            minus
                        (l) 100% of Unrealized Losses on Hedging Contracts or
                            Positions; plus
                        (l) 100% of Unrealized Gains on Hedging Contracts or
                            Positions; plus
                        (m) 75% of Eligible Hedged Caroline Condensate
                            Inventory-in-Transit; plus
                        (n) 80% of Eligible Refined Products Exchange
                            Agreements; [minus] or [plus]
                        (o) 100% of the net Unrealized [Loss] or [Gain] on
                            Future Commitments;

                        all as set forth in the most recent Borrowing Base
                        Certificate that was both duly delivered by Borrower and satisfactory to the Line of Credit Lenders in their sole discretion, and all without duplication. If, at any time, Borrower fails to deliver a Borrowing Base Certificate satisfactory to the Line of Credit Lenders and the Administrative Agent as required herein, then the Borrowing Base for the relevant determination shall be deemed to be zero.

                        For purposes hereof, Cumulative Step-down Amount means (a) on and after June 30, 1995, $10 million and
                        (b) on and after July 31, 1995, $15 million.

Purpose:                To finance short-term working capital needs of Borrower
                        and fees and expenses incurred in connection with entering into the Line Documents (as defined in Section 3 of the
                        Security Agreement) and the bank commitment and high
                        yield debt  highly confident  letters in connection with the
                        Permanent Financing.



                                       5
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Guaranty:               The obligations of Borrower to the Lender Parties under the
                        Line Documents shall be guaranteed (as the same may be
                        amended, amended and restated, supplemented or otherwise
                        modified from time to time, the  Guaranty) by Castle
                        Energy Corporation, a Delaware corporation (Parent) and
                        by Castle Resources Production Company (CPRC) and
                        Castle Production Company (CPC).

Collateral:             (a) The obligations of Borrower to the Lender Parties under the Line Documents shall be secured by all tangible and
                        intangible personal property and assets of Borrower
                        (including, without limitation, inventory, accounts, hedging contracts, receivables and any platinum catalyst)
                        (collectively, the "Borrower Collateral"), as more
                        specifically described in the Borrower Security Agreement
                        being entered into simultaneously herewith by Borrower in
                        favor of the Collateral Agent (the "Security Agreement");
                        and (b) the obligations of Parent, CPRC and CPC
                        (collectively, the  Guarantors) to the Lender Parties under the Guaranty shall be secured by a pledge of the
                        Guarantors  (i) limited and general partnership interests in
                        Castle Texas Production L.P., (ii) capital stock of Castle
                        Exploration Company, Inc., CPRC and CPC and (iii)
                        common stock of Borrower (collectively, the  Parent
                        Collateral  and, together with the  Borrower Collateral,
                        the  Collateral), as more specifically described in the
                        Guarantors  Pledge Agreement being entered into
                        simultaneously herewith by the Guarantors in favor of the
                        Collateral Agent (the "Pledge Agreement" and, together
                        with the Security Agreement and any Lock-Box agreement,
                        the "Collateral Documents").

Interest Rate:          The principal amount of Loans outstanding hereunder from
                        time to time shall bear interest at a rate per annum equal to the Prime Rate (as defined below) plus 2%.  Interest shall be payable on such amounts on the last day of each calendar
                        month, upon any payment (other than automatic payments


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                        from the Loan Account), upon demand for repayment and
                        on the Scheduled Termination Date if any such amounts are
                        outstanding at such time.  Any principal or interest
                        payments on such amounts not paid when due shall bear
                        interest at a rate which is 2.0% per annum in excess of the rate otherwise payable under the note or notes executed in connection herewith.

                        For purposes hereof, "Prime Rate" means, at any time, the higher of:

                           (i)     the rate announced by BTCo from time to time at
                        its principal office as its prime lending rate for domestic unsecured commercial loans, the Prime Rate to change
                        when and as such prime lending rate changes; it being
                        understood that (A) the prime lending rate is a reference
                        rate and does not necessarily represent the lowest or best rate actually charged to any customer; and (B) either or
                        both of the Line of Credit Lenders may make commercial or
                        other loans at rates of interest at, above or below the prime lending rate; and

                           (ii)    the Federal Funds Rate then in effect plus 1/2% of
                        1%.

Fees:                   Borrower shall pay to the Administrative Agent, for the pro rata account of the Line of Credit Lenders, an Arrangement
                        Fee in the aggregate amount of $1 million in cash, which
                        amount shall be due and payable in full upon the execution and delivery of this Letter Agreement (the  Closing).

                        Borrower shall pay to the Administrative Agent, for its own account, an Administrative Fee in the aggregate amount of
                        $100,000 in cash, which amount shall be due and payable in full upon the Closing.

                        Borrower shall pay to the Administrative Agent, for the pro rata account of the Line of Credit Lenders, a line letter fee in an amount in cash equal to 0.50% per annum of the daily average Differential, which amount shall be due and payable


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                        in arrears on the last day of each month after the Closing and on the date this Letter Agreement is terminated or
                        expires and shall accrue from the date of the Closing.

                        Borrower shall pay to the Administrative Agent, for the pro rata account of the Line of Credit Lenders, a fee in respect of each Letter of Credit (the  Letter of Credit Fees) in an amount in cash equal to the greater of (a) 0.40% (flat) of the stated amount of such Letter of Credit and (b) $400.
                        Each such Letter of Credit Fee shall be due and payable
                        monthly in arrears.  Ten days after the earlier of the date upon which the Letter of Credit is canceled (undrawn) or
                        the date the underlying obligation with respect to a Letter of
                        Credit is paid in full in respect of such Letter of Credit (such earlier date being referred to as the  Determination Date), the Borrower shall multiply 2.50% by the face amount of
                        the Letter of Credit multiplied by the quotient obtained by dividing the number of days beginning on the date such
                        Letter of Credit was issued and ending on the Determination
                        Date in respect of such Letter of Credit by 360.  If such
                        amount is higher than the Letter of Credit Fee paid,
                        Borrower shall promptly pay in cash the shortfall amount to the Administrative Agent, for the pro rata account of the
                        Line of Credit Lenders.

                        Borrower shall pay to the Issuing Lender, for its own
                        account, in respect of each Letter of Credit, a Facing Fee in an amount in cash equal to 0.25% per annum of the
                        undrawn stated amount of such Letter of Credit, which
                        amount shall accrue through and including the
                        Determination Date in respect of such Letter of Credit and shall be due and payable in arrears on the last day of each month after the issuance of such Letter of Credit.

                        For purposes hereof,  Differential  means, at any time, $30 million minus (a) the aggregate principal amount of Loans
                        then outstanding (the  Loan Usage) minus (b) the


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                        aggregate undrawn stated amount of all Letters of Credit
                        then outstanding and the aggregate amount of unreimbursed
                        drawings under all Letters of Credit at such time (the
                        Letter of Credit Usage).

Computation of Interest
and Fees; Payment
of Amounts by Agent:    Interest and, when applicable, fees shall be computed on the basis of a 360-day year and for the actual number of days
                        elapsed.  Reasonably promptly upon its receipt of any
                        amount for the account of a Line of Credit Lender or the
                        Issuing Lender (and at least weekly in the case of principal), the Administrative Agent shall remit such amount to or
                        credit the account of such Line of Credit Lender or the
                        Issuing Lender, as the case may be, in respect thereof.

Mandatory Repayments:   Borrower shall immediately repay Loans to the extent the
                        Loan Usage at any time exceeds the Loan Sublimit then in
                        effect.  Borrower shall immediately repay Loans and
                        thereafter Adequately Collateralize (as defined below)
                        Letters of Credit to the extent the Loan Usage plus Letter of Credit Usage at any time exceeds the lesser of  the Total
                        Facility and the Borrowing Base then in effect.  Borrower
                        shall immediately reimburse the Issuing Lender for a draw
                        on any Letter of Credit.  Borrower directs the
                        Administrative Agent to make Loans, subject to availability under the Loan Sublimit and the Borrowing Base (but not
                        subject to the discretion of the Line of Credit Lenders), for any such reimbursements in accordance with the terms
                        hereof.

                        The Loan Account (as defined in Annex 1 hereto) shall be credited and charged as provided in said Annex 1.

                        In addition, (a) the aggregate amounts outstanding hereunder from time to time shall be payable ON DEMAND by either Line of Credit Lender in its sole discretion
                        (notwithstanding compliance by Borrower with all of the terms hereof and all of the terms of the documents entered


                                       9
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                        into in connection herewith (collectively, the "Line
                        Documents")) and, upon such demand, all outstanding
                        Letters of Credit shall be cash collateralized in an amount at least equal to 103% of the stated amount thereof (or
                        supported with a "back-to-back" letter of credit reasonably satisfactory to each Line of Credit Lender and the Issuing
                        Lender) (Adequately Collateralized) and (b) if no prior
                        demand is made by either Line of Credit Lender, all
                        amounts outstanding hereunder shall be repaid in full and all outstanding Letters of Credit shall be Adequately
                        Collateralized on the earliest of (i) the date of execution, delivery, closing and funding of definitive financing
                        agreements in an amount sufficient to pay the Lenders in full
                        (the  Permanent Financing), including, without limitation, pursuant to the proposed credit facility under which
                        revolving loans and letters of credit in an aggregate
                        principal amount and/or stated amount of up to $125 million are to be made available to CORE Refining Corporation
                        (CORE) by BTCC or any of its affiliates and other
                        financial institutions as contemplated by the Commitment
                        Letter dated May 25, 1995 among CORE and BTCC, (ii)
                        the date on which there is a change of control in a
                        controlling interest in the record or beneficial ownership of
                        Indian Refining Limited Partnership, an Illinois Limited
                        Partnership (IRLP) (including the sale of all or
                        substantially all its assets) and (iii) the Scheduled
                        Termination Date, provided that any Letter of Credit issued to support the August 1995 shipment of Caroline
                        Condensate pursuant to IRLP s Long-Term Supply
                        Agreement shall be permitted to be outstanding and be
                        subject to the terms hereof until September 30, 1995 so
                        long as it is Adequately Collateralized.  Upon and after the occurrence of any of the events described in the preceding sentence, none of the Lender Parties shall make any
                        Extension of Credit hereunder.

                        Notwithstanding the foregoing, in the event of a demand by either Line of Credit Lender for payment hereunder or under any note evidencing the indebtedness hereunder (the


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                        Notes) prior to the Scheduled Termination Date, the Line
                        of Credit Lenders or the Administrative Agent shall inform
                        (a  Demand Notice) Borrower of the reason (if any) for
                        the making of such demand and, if (a) there is no reason or
                        (b) the reason is unrelated to (i) Borrower or any
                        Guarantor, (ii) Borrower s or any Guarantor s business,
                        operations, properties, assets (including the Collateral), prospects or condition (financial or other), or (iii) a Line of
                        Credit Lender having otherwise determined, in its sole
                        discretion, that it has become after the date hereof less
                        secure as to the likelihood of being repaid in full all amounts owing to it under the Line Documents when due or (iv) the
                        breach by Borrower or any Guarantor of any of its
                        obligations under any of the Line Documents, then
                        Borrower shall not be required to honor such demand for
                        payment until the passage of ten calendar days.  The
                        obligation, if any, of any Lender Party under applicable law to provide notice of foreclosure actions or remedies may be given with any Demand Notice.

                        Upon the occurrence of an Insolvency Event in respect of
                        Borrower, any Guarantor or IRLP (collectively, the
                        Relevant Parties), all amounts owing hereunder (whether
                        principal, interest, fees or otherwise) shall automatically, without any action on the part of any Lender Party, be and become immediately due and payable and Borrower shall
                        thereupon be required to cause all outstanding Letters of
                        Credit to be Adequately Collateralized.

                        For purposes hereof,  Insolvency Event  shall mean, in
                        respect of any Relevant Party, the occurrence of any of the following:  such Relevant Party shall make an assignment
                        for the benefit of, or composition with, creditors or shall become insolvent or be unable, or generally fail, to pay its debts when due; or any bankruptcy, insolvency or other
                        proceeding for the relief of financially distressed debtors shall be commenced with respect to such Relevant Party, or a receiver, liquidator, custodian or trustee shall be appointed for such Relevant Party or a substantial part of its assets, and, if any of the same shall occur involuntarily as to such


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                        Relevant Party, it shall not be dismissed, stayed or
                        discharged within 60 days; or if any order for relief shall be entered against such Relevant Party under Title 11 of the
                        United States Code entitled  Bankruptcy ; or such Relevant
                        Party shall take any action to effect, or which indicates its acquiescence in, any of the foregoing.

                        The making of a demand for payment by either Line of Credit Lender, the occurrence of the Scheduled Termination
                        Date, and the automatic acceleration of all amounts owing under the Line Documents described in the fifth paragraph of this section Mandatory Payments, are each a Demand
                        Event  for purposes of the Line Documents.

Voluntary Repayments:   The amount outstanding from time to time hereunder may
                        be repaid in whole or in part from time to time on one
                        business day's notice from Borrower to the Line of Credit
                        Lenders and the Borrower to Administrative Agent, with
                        accrued interest to the date of prepayment on the amount
                        repaid.

Order of Payments:      All payments received following maturity of the Notes (by
                        demand, acceleration or otherwise), including charges
                        against the Loan Account, shall be applied first to pay
                        unpaid fees, expenses and other amounts owing to the
                        Collateral Agent under the Line Documents, second to pay
                        unpaid fees, expenses and other amounts to the
                        Administrative Agent under the Line Documents, third to
                        pay unpaid fees, expenses and other amounts (excluding
                        unreimbursed draws on Letters of Credit) to the Issuing
                        Lender, fourth to pay (ratably) fees, expenses and other
                        amounts to the Line of Credit Lenders, fifth to pay (ratably)
                        unreimbursed draws on Letters of Credit and interest
                        thereon, with interest paid first, sixth to pay (ratably) unpaid


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                        interest on the Loans, seventh to pay (ratably) unpaid
                        principal of the Loans, eighth to cash collateralize undrawn
                        Letters of Credit outstanding and ninth to pay such other
                        obligations or be deposited to the account of such party or parties as Borrower shall direct.

Capital Adequacy:       If either Line of Credit Lender shall have reasonably
                        determined in good faith that the adoption or effectiveness after the date hereof of any applicable law, rule or
                        regulation regarding capital adequacy, or any change
                        therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or
                        comparable agency charged with the interpretation or
                        administration thereof, or compliance by such Line of Credit
                        Lender or its holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable
                        agency has or would have the effect in such Line of Credit
                        Lender's reasonable opinion of reducing the rate of return on its or its holding company s capital or assets as a
                        consequence of this line of credit to a level below that which it could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration its then
                        current policies with respect to capital adequacy), such Line of Credit Lender will notify Borrower of such reduction
                        and, if Borrower does not prepay the amount then
                        outstanding hereunder in full (which payment may be made
                        at the option of Borrower), including such additional
                        amount or amounts, if any, as will compensate such Line of
                        Credit Lender for such reduction) upon receipt of such
                        notice from such Line of Credit Lender, then from time to
                        time, within 10 days of demand by such Line of Credit
                        Lender, Borrower shall pay to such Line of Credit Lender
                        such additional amount or amounts as will compensate such
                        Line of Credit Lender for such reduction (after such Line of
                        Credit Lender shall have allocated the same fairly and
                        equitably among all of its customers of any class generally affected thereby).  A certificate as to the amount of such


                                       13
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                        cost, submitted to Borrower and the Administrative Agent
                        by such Line of Credit Lender, shall, absent manifest error, be final, conclusive and binding for all purposes.

Payments Free and
Clear of Taxes, Etc.:   (a)  Any and all payments made by Borrower hereunder to
                        or for the benefit of any Lender Party shall be made free and clear of and without deduction for any and all present or
                        future taxes (other than any taxes imposed on the gross
                        receipts or income of any Lender Party).  If Borrower shall be required by law to deduct any such taxes from or in
                        respect of any sum payable hereunder, to or for the benefit of any Lender Party (i) the sum payable shall be increased as may be necessary so that after making all required
                        deductions of such taxes (including deductions of taxes
                        applicable to additional sums payable under this Section)
                        such Lender Party, as the case may be, receives an amount
                        equal to the sum it would have received had no such
                        deductions been made, (ii) Borrower shall make such
                        deductions and (iii) Borrower shall pay the full amount so deducted to the relevant taxation authority or other
                        authority in accordance with applicable law.

                        (b)  In addition, Borrower agrees to pay any present or
                        future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time
                        (i) from any payment made under any and all Line
                        Documents, (ii) from the transfer of the rights of any Lender
                        Party under any Line Documents to any transferee, or
                        (iii) from the execution or delivery by Borrower of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Lender Parties of their rights under, any and all Line Documents (hereinafter referred to as "Other Taxes").

                        (c) Borrower hereby indemnifies each Lender Party and the Agent with respect to any taxes referred to in clauses (a) and (b) above paid by such Lender Party or the Agent, as the case may be, and any liability (including penalties,


                                       14
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                        interest and expenses) arising solely therefrom or with
                        respect thereto.  Payment of this indemnification shall be made within 30 days from the date such Lender Party
                        certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such taxes.  Any such certificate submitted by the Lender Party in good faith to the Borrower shall, absent manifest error, be final,
                        conclusive and binding on all parties.

                        (d)  Within thirty days after having received a receipt of taxes, Borrower will furnish to the applicable Lender Party, at its address on the signature pages hereof, the original or a certified copy of a receipt evidencing payment thereof.

                        (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this section shall survive the termination of this Letter Agreement.


Borrowing Base
Certificate, Notice
and Inspection
Requirements:           Borrower shall deliver to the Line of Credit Lenders and the
                        Administrative Agent by 5:00 p.m. New York City time on
                        (i) the day before the initial advance hereunder and (ii) each day thereafter a Borrowing Base Certificate in the form
                        attached hereto as Exhibit B (a "Borrowing Base
                        Certificate"), reporting the Borrowing Base as of the close of business on the business day prior to such day of
                        delivery, together with such financial and other information regarding Borrower as the Line of Credit Lenders or the
                        Administrative Agent may reasonably request.

                        Borrower shall deliver to the Line of Credit Lenders and the
                        Administrative Agent the following financial information:
                        (a) unaudited quarterly financial statements of Parent within
                        45 days of the end of each of its fiscal quarters, prepared in accordance with generally accepted accounting principles


                                       15

                        (GAAP) and on a basis consistent with its audited
                        financial statements for the most recently completed fiscal year (the  Annual Financial Statements), certified by its
                        President or Chief Financial Officer as true and complete;
                        (b) unaudited monthly financial statements of each of
                        Borrower and Parent within 45 days of each month-end,
                        prepared in accordance with GAAP (except as to the
                        absence of footnote disclosure and other year-end audit
                        adjustments as disclosed therein) and on a basis consistent with the Annual Financial Statements, certified by such
                        entity s President or Chief Financial Officer as true and
                        complete; and (c) such other reports, documents and
                        financial statements as the Line of Credit Lenders or the
                        Administrative Agent may request from time to time,
                        including, without limitation, relating to inventory, accounts receivable and hedging positions.

                        In addition, and without limiting the discretion of either
                        Line of Credit Lender to demand payment hereunder of all
                        obligations owing from time to time under the Line
                        Documents, Borrower shall promptly notify the
                        Administrative Agent of (i) any condition or event (a) which has had or is reasonably likely to have a material adverse effect on the business, operations, properties, assets,
                        prospects or condition (financial or other) of Borrower or any Guarantor, or (b) which is reasonably likely to result in a material diminution in the value of the Collateral, (ii) any default or alleged default with respect to any instrument of indebtedness of Borrower or any Guarantor, (iii) any
                        litigation, proceeding, inquiry or other action seeking an injunction or other restraining order, damages or other relief by any governmental authority or other person or entity or investigation by any governmental authority or judgment,
                        order, injunction or other restraint pending or existing with respect to or known to Borrower to be threatened with
                        respect to Borrower or any Guarantor or any of their
                        respective assets or any of the transactions contemplated


                                       16

                        hereby which is reasonably likely to have a material adverse effect on the business, operations, properties, assets,
                        prospects or condition (financial or other) of Borrower or any Guarantor; (iv) (a) the Collateral Agent s security
                        interests in the Collateral for any reason not constituting valid, perfected and enforceable first priority security
                        interests subject to no other security interest in favor of any other person or entity, other than Permitted Liens (as
                        defined in the Collateral Documents), and (v) the
                        occurrence of a Change of Control with respect to
                        Borrower or IRLP.  For purposes hereof, "Change of
                        Control" shall mean any of (i) the failure of Parent to own directly 100% of the common stock of Borrower or directly
                        or indirectly 100% of the limited and general partnership
                        interests of IRLP, (ii) the failure of Parent or its immediate assignee to own directly 100% of the preferred stock (or the right to acquire the preferred stock) of Borrower, (iii) the failure of Parent to maintain, at all times, the ability, directly or indirectly, to elect all of the members of the Board of
                        Directors of Borrower or IRLP s general partner or (iv) the death, adjudicated incompetency, bankruptcy or insolvency
                        of Mr. William S. Sudhaus.

                        The Eligible Inventory will be subject to inspection at least monthly by an independent inspector acceptable to the Line of Credit Lenders, at the expense of Borrower.  A copy of
                        the inspector s report of each such inspection shall be
                        delivered promptly after compilation thereof to the Line of
                        Credit Lenders and the Administrative Agent.

                        The Line of Credit Lenders or their designee shall be permitted to perform an audit of the Borrowing Base at least quarterly, at Borrower s expense.

                        Notwithstanding anything to the contrary in any of the Line
                        Documents, all notices, requests for loans or letters of
                        credit, requests for consents, requests for waivers or
                        amendments, financial statements, documents and
                        agreements that are delivered by the Borrower or any


                                       17

                        Guarantor to any Lender Party pursuant to any of the Line
                        Documents shall also be furnished by the Borrower at the same time to all of the Lender Parties.

Covenants:              Without limiting the discretion of either Line of Credit
                        Lender to demand payment hereunder of all obligations
                        owing from time to time under the Line Documents,
                        Borrower covenants to and agrees with the Lender Parties
                        as follows:

                        Borrower shall not amend or consent to any amendment or
                        waiver of any provision of any of the agreements,
                        instruments or documents referred to in any of the items set forth in Annex 2 hereto.  All such agreements, instruments or documents shall remain in full force and effect until all amounts outstanding under any of the Line Documents are
                        paid in full and all outstanding Letters of Credit have
                        expired or are canceled (undrawn).

                        Borrower shall not engage in any line of business other than that in which it shall be engaged in on the date hereof.

                        Borrower shall not incur any indebtedness for money borrowed or grant a lien on any of its assets (other than pursuant to the Line Documents) or guarantee or otherwise support or be contingently liable for the obligations of a third party.

                        Borrower shall not declare or pay any dividend or other distribution on its capital stock.

                        Borrower shall not merge or consolidate with or into any Person.

Conditions:             This Letter Agreement shall not become effective until all of the conditions set forth in Annex 2 hereto are satisfied or waived in writing by the Line of Credit Lenders.

Expenses:               Whether or not the transactions contemplated hereby are
                        consummated and regardless of whether or not any Loans


                                       18

                        are made or Letters of Credit issued, Borrower agrees to
                        reimburse the Lender Parties, upon demand, for all rea-
                        sonable fees and disbursements of their special counsel,
                        Dorsey & Whitney and Sullivan & Worcester, any local
                        counsel retained by them, and all of their respective
                        reasonable travel and other expenses incurred in connection with any of the Line Documents and, following the
                        occurrence of a Demand Event, all allocated costs and
                        expenses of internal counsel to any of the Lender Parties or any of their respective affiliates.

Indemnity:              Borrower shall indemnify and hold harmless each of the
                        Lender Parties and each of their respective present or future directors, officers, employees, agents and affiliates (each an
                        "indemnified entity or person") in connection with any
                        losses, claims, damages, liabilities or other reasonable
                        expenses to which such indemnified entities or persons may become subject, insofar as such losses, claims, damages,
                        liabilities (or actions or other proceedings commenced or
                        threatened in reaction thereto) or other expenses arise out of or relate to or result from this Letter Agreement, the
                        making of the Extensions of Credit contemplated hereby or
                        any primary or secondary syndication thereof, or in any way arising from any use or intended use of the proceeds of any of the Extensions of Credit contemplated hereby (including, without limitation, arising out of or relating to any
                        environmental matter), and to reimburse each indemnified
                        entity or person for any reasonable legal or other expenses incurred in connection with (x) investigating, preparing to defend, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not any such indemnified entity or person is a party to any action or proceeding out of which any such expense arises)
                        or (y) any claim, action, suit, investigation or proceeding relating to Borrower or any Guarantor or affiliate of any of the foregoing, whether the indemnified person or entity is a party thereto or target thereof or, if not, in which the
                        indemnified person or entity is subpoenaed or required to


                                       19

                        produce documents; provided, however, that Borrower shall
                        not be liable for any such loss, claim, damage, liability or other expense to any indemnified entity or person to the
                        extent that it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such loss, claim, damage,
                        liability or other expense resulted from the gross negligence or willful misconduct of such indemnified entity or person.
                        To the extent that the undertaking to indemnify, pay and
                        hold harmless set forth in the preceding sentence may be
                        unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion
                        which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all such losses, claims, damages, liabilities or other expenses incurred by any
                        indemnified entity or person.  Borrower's obligation to
                        indemnify such indemnified entities or persons and pay such expenses and to provide such contribution shall remain
                        effective regardless of whether any Extensions of Credit are made hereunder.  None of the Lender Parties shall be
                        responsible or liable to any other person or entity for
                        special, indirect, consequential or punitive damages which may be alleged as a result of this Letter Agreement.

Appointment and Duties
of Administrative
Agent and Collateral
Agent:                  BTCC is hereby appointed Administrative Agent and Collateral
                        Agent under each of the Line Documents, having such rights and responsibilities and on such other terms as are set forth in
                        Annex 3 hereto.

Notices:                Any notice or other communication required or permitted to be given hereby or in connection herewith shall be in writing and may be personally served, faxed, telexed or sent by
                        United States mail and shall be deemed to have been given
                        when delivered in person, upon receipt of fax or telex or


                                       20

                        four business days after depositing it in the United States mail, registered or certified, with postage prepaid and
                        properly addressed; provided that notices to the
                        Administrative Agent shall not be effective until received by the Administrative Agent.  For purposes hereof, the
                        addresses of the parties hereto (until notice of a change
                        thereof is delivered in writing by either party to the other)
                        shall be as set forth under each party's name on the
                        signature page hereto.

Assignments and
Participations:         This Letter Agreement, the Notes, each other Line
                        Document, the Loan Usage and the Letter of Credit Usage
                        are assignable at any time by each of the Line of Credit
                        Lenders, with the prior written consent of the other Line of
                        Credit Lender and Borrower, which shall not be
                        unreasonably withheld or delayed; provided that any such
                        assignment shall be in a minimum amount of $5 million
                        (allocated pro rata between then outstanding Loan Usage
                        and Letter of Credit Usage).  Any such assignment may be
                        made by a Line of Credit Lender without regard to amount
                        or consent if made to an affiliate of such Line of Credit
                        Lender or if made after the occurrence of a Demand Event.
                        The rights and obligations of Borrower and any Guarantor
                        or Pledgor under any Line Document are not assignable
                        without the prior written consent of each Line of Credit
                        Lender.

                        Any Line of Credit Lender may at any time sell
                        participations in its share of the Loan Usage, the Letter of
                        Credit Usage and any future Extension of Credit on such
                        terms as it shall desire, without consent of any other Person.

Miscellaneous:          All payments hereunder and under the Note shall be made to the Lender Parties in freely transferable U.S. dollars and in same day funds without set-off or counterclaim.

                        No provision of any Line Document may be waived, amended, supplemented or otherwise modified except by a


                                       21

                        written instrument executed by Borrower and both Line of Credit Lenders.

                        No failure by any Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Line
                        Document shall operate as a waiver thereof; nor shall any
                        exercise or partial exercise of any right hereunder or under any other Line Document preclude any other further
                        exercise thereof or the exercise of any other right.  The
                        remedies provided are cumulative and not exclusive of any
                        remedies provided by law.

                        In addition to any rights now or hereafter granted under
                        applicable law and not by way of limitation of any such
                        rights, each Lender Party is hereby authorized at any time and from time to time, without notice to Borrower or to any other person or entity, any such notice being hereby
                        expressly waived by Borrower, to setoff and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such
                        Lender Party to or for the credit or the account of Borrower against and on account of the obligations and liabilities of
                        Borrower to the Lender Parties under this Letter Agreement or the Notes, irrespective of whether or not such Lender
                        Parties shall have made any demand hereunder or
                        thereunder and although said obligations, liabilities or
                        claims, or any of them, shall be contingent or unmatured.

                        For purposes hereof, "Expenses" shall mean all costs and expenses of the Lender Parties incurred in connection with the Line Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and other costs of administration and enforcement of the rights of the Lender
                        Parties under the Line Documents, (ii) the reasonable fees


                                       22

                        and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals),
                        accountants, appraisers and other consultants, experts or
                        advisors retained by the Lender Parties conducting reviews or audits of the Borrowing Base, the Collateral and
                        applicable insurance or as mutually agreed, or, after the
                        occurrence of a Demand Event, for any reason,
                        (iii) reasonable fees and expenses incurred in connection
                        with the assignments of or sales of participations in the line of credit granted under the Letter Agreement, (iv) fees and taxes in connection with the filing of financing statements,
                        (v) the reasonable costs of preparing and recording
                        Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Line
                        Documents and (vi) all other fees and expenses set forth in the Letter Agreement.

                        For purposes hereof, "Obligations" shall mean the unpaid
                        principal and interest hereunder and under the Notes
                        (including interest accruing on or after the occurrence of an
                        Insolvency Event, whether or not an allowed claim),
                        reimbursement obligations under Letters of Credit,
                        Expenses and all other obligations and liabilities of
                        Borrower to the Lender Parties under the Line Documents.

                        For purposes hereof, "Person" shall mean any individual,
                        sole proprietorship, partnership, joint venture, trust,
                        unincorporated organization, association, corporation,
                        institution, entity, party or government (including any
                        division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

                        This Letter Agreement is solely for the benefit of Borrower and may not be relied upon by any person or entity other
                        than Borrower.

                        The descriptive headings of this Letter Agreement are
                        inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Letter
                        Agreement.


                                       23

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. ALL DISPUTES AMONG BORROWER ON THE ONE HAND AND ANY OF THE LENDER PARTIES ON THE OTHER SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LINE OF CREDIT LENDERS, AND EACH LINE OF CREDIT LENDER SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST BORROWER OR ITS PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT OR SUCH LENDER IN GOOD FAITH TO ENABLE THE AGENT OR SUCH LENDER TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT OR SUCH LENDER. BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR SUCH LENDER HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY WITH REGARD TO ANY MATTER RELATING TO ANY LINE DOCUMENT OR OTHERWISE.

     NONE OF THE LENDER PARTIES SHALL HAVE ANY LIABILITY TO BORROWER FOR LOSSES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS LETTER AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON SUCH PARTY, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. BORROWER HEREBY WAIVES ALL FUTURE CLAIMS AGAINST ANY OF THE LENDER PARTIES FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

     Subject to any Adequately Collateralized Letters of Credit continuing to be outstanding in accordance with their terms, this Letter Agreement and the line of credit available hereunder will expire on the Scheduled Termination Date, UNLESS EARLIER TERMINATED BY EITHER LINE OF CREDIT LENDER IN ITS SOLE DISCRETION.

     Kindly indicate your agreement to the above by signing and returning to each of the undersigned an enclosed copy of this letter.

                        Very truly yours,

                        BT COMMERCIAL CORPORATION, as Administrative
                        Agent, Collateral Agent and a Line of Credit Lender


                        By:   /s/ J. Jeffcott Ogden
                           -------------------------------------------------
                           Name:  J. Jeffcott Ogden
                           Title: Managing Director


                        Notice Address:
                        BT Commercial Corporation
                        14 Wall Street
                        New York, New York 10005
                        Attention:  J. Jeffcott Ogden
                        Telephone No.:  (212) 618-2609
                        Facsimile No.:  (212) 618-2630


                        MEESPIERSON N.V., New York Agency, as a Line of Credit Lender


                        By:  /s/  Allan J. Lee
                           --------------------------------------------------
                           Name:  Allan J. Lee
                           Title: Senior Vice President


                        By:  /s/  Scott Samols
                           --------------------------------------------------
                           Name:  Scott Samols
                           Title: Vice President

                        Notice Address:
                        MeesPierson N.V., New York Agency
                        445 Park Avenue
                        New York, New York 10022
                        Attention:  Allan J. Lee
                        Telephone No.:  (212) 801-0425
                        Facsimile No.:  (212) 801-0435

                        BANKERS TRUST COMPANY, as Issuing Lender


                        By:   /s/  J. Jeffcott Ogden
                           ---------------------------------------------------
                           Name:   J. Jeffcott Ogden
                           Title:  Managing Director

                        Notice Address:
                        Bankers Trust Company
                        14 Wall Street
                        New York, New York 10005
                        Attention:  J. Jeffcott Ogden
                        Telephone No.:  (212) 618-2609
                        Facsimile No.:  (212) 618-2630


ACKNOWLEDGED AND AGREED TO:

INDIAN OIL COMPANY, as Borrower


By:   /s/  William S. Sudhaus
   ---------------------------------------
  Name:    William S. Sudhaus
  Title:   President

Notice Address:
Indian Oil Company
South Seventh Street
Lawrenceville, Illinois  62439
Attention:  William S. Sudhaus
Telephone No.:  618-943-5555
Facsimile No.:  618-943-4180